Company Overview Bill Henry, COO Aeon Global Health / Authentidate March 2016 Exhibit 99.1

This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this presentation, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control. Risks and uncertainties for Authentidate, Aeon and of the combined company include, but are not limited to: liquidity and trading market for shares following the consummation of the merger; costs associated with the merger; failure to obtain the necessary post closing stockholder approval under the merger agreement; uncertainties of cash flows and inability to meet working capital needs; and risks associated with the possible failure to realize certain benefits of the merger, including future financial, tax, accounting treatment, and operating results.  Many of these factors that will determine actual results are beyond Authentidate’s or AEON’s ability to control or predict. Other risks and uncertainties are more fully described in our Annual Report on Form 10-K for the year ended June 30, 2015 filed with the SEC on October 13, 2015 Authentidate’s current report on form 8K filed with the SEC on February 1 2016, and in other filings that Authentidate makes and will make with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The statements made in this presentation speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. Unless otherwise required by applicable securities laws, we do not intend, nor do we undertake any obligation, to update or revise any forward-looking statements contained in this news release to reflect subsequent information, events, results or circumstances or otherwise.  These forward-looking statements should not be relied upon as representing our views as of any date after the date stated herein.  OTC: ADAT Forward-Looking Statements

Investor Highlights

Aeon Global Health is an innovative, high-growth healthcare company that enables personalized medicine.

- Main offerings include genetic testing, toxicology testing and tele-health technology products
- Well positioned to secure a meaningful portion of a $60B annual market, growing at 6.2%*
- Outpacing peers with 15+% top-line growth and 30%+ EBITDA margins
- Market Cap: $24.1M
- FY 2014 Revenue: $24.1M; 9M 2015 Revenue: $21.6M
- Strong financial performance, cash flow and balance sheet
- Sell via a direct and indirect sales force
- January 27, 2016 – completed reverse merger with Authentidate Holding Corp. (ADAT), benefits include ~$162M of NOLs
- In the process of rebranding the combined company as Aeon Global Health

** Washington G-2 Report*

OTC: ADAT 3

Key Management

AEON GLOBAL HEALTH

Hanif "Sonny" Roshan Chairman	Serial entrepreneur, co-founded Aeon in September 2011 and became the Chairman of the combined company in January 2016. Mr. Roshan also co-founded Palms Recovery Corporation, a provider of treatment for addiction, alcoholism, and dual diagnosis. Prior to Aeon, Mr. Roshan served as the Chief Executive Officer of Universal Medical Services, LLC and also founded a chain of retail primary care clinics.
Richard Hersperger CEO	Prior to joining Aeon, Mr. Hersperger served as CEO of The Business Referral Network, Stream Meeting, Inc. and of Diversified Coal Corporation. He became CEO of the combined company in January 2016. He also founded Prism Networks and co-founded First Watch, a regulatory and compliance company providing, Identity Theft Protection Inc.
Bill Henry COO	Proven, global technology entrepreneur with more than twenty-five years of experience in the telecom and software industries became the COO of the combined company in January 2016. Prior to this role, Mr. Henry served as the CEO of Omnico Group, Masternaut Group and Tele Atlas. He has also served as the COO of iSOFT, a healthcare software company.

OTC: ADAT

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OTC: ADAT U.S. Diagnostics Market Overview CAGR: 6.2% $ in billions Competitors include hospital-based laboratories, physician-office laboratories and independent clinical laboratories Few competitors have the skills and resources to move from toxicology testing to genetic testing Key competitors: Myriad Genetics (MYGN), Exact Sciences (Exact Sciences) Growing >2.4x faster than the market

World-class toxicology lab Innovative genetic testing leader with pharmacogonomics, hereditary cancer and cancer tumor testing and a pipeline of new genetic tests in development OTC: ADAT Products Our entire business is built around delivering personalized healthcare solutions Healthcare technology Tele-health and revenue cycle management tools

OTC: ADAT Our Products: Genetic Testing Our DNA determines the unique attributes of who we are as a person Capture DNA using a swab applied to the inside of the patient’s cheek Each sample is prepared at Aeon to separate the DNA from the cheek cells contained on the swab from the rest of the sample After checking that the DNA sample is pure, we perform the genetic test In our Pharmacogenomics test, we determine how the patient metabolizes 160 different pharmaceuticals spread across cardiology, pain management and psychiatry based on their unique genetic makeup The FDA has recommended this test prior to prescribing Plavix because up to 14% of the US population doesn’t metabolize the drug In our Hereditary Cancer test, we use next generation gene sequencing to analyze 37 genes to determine the patient’s risk of developing 18 different types of cancer including breast, ovarian and colon cancer.

Price Market Cap Enterprise Value (EV) EV/Sales Price/ Sales EV/EBITDA P/E Combined company $3.35 $19.3M $22.9M <1.0 <1.0 <2.0 <2.0* OTC: ADAT Competitive Landscape The combined company provides the opportunity to participate in this large, high growth market at an attractive price As of March 2016

OTC: ADAT Growth Strategy Expand In-network Payor Relationships Agreements increase reimbursements Targeting ‘top ’10’ list of high impact Payors Executed 7 new Payor contracts YTD Add Strategic Customers Target customers with significant volume & growth Expanding direct sales force Expand Product Range in Testing & Technology Genetic Testing Pipeline Expanding Tele Health Offerings Create a Solid Infrastructure to Scale Implementing new LIS & Billing Systems Improving Process & Metrics

OTC: ADAT Financial Results Cash and cash equivalents of $6.9M as of September 30, 2015 We expect to complete our 2015 audit and announce results in the next few weeks Benchmark targets for former members of Aeon to earn additional shares of common stock of the combined company(1) Generating $16M in EBITDA for the calendar year ended 2015, and $100M in aggregate EBITDA for the calendar years 2016 through 2019 (1) as disclosed by Authentidate $ in millions Revenue Net Income +55.5% +31.7%

OTC: ADAT Earn Out Implications in millions Jan 2016 Feb 2016 May 2016 June 2016 Sept. 2016 Sept. 2019 Sept. 2020 ADAT Shares 4.814 0.888 3.9 Shares issued to AEON members 0.958 0.241 1.155 52.059 32.008 Total shares cumulative 4.814 5.772 6.013 6.901 8.056 64.015 96.023 Cumulative EBITDA & projected net cash generation from Convertible Debt & Derivative Securities

Leading product portfolio Sustained growth rates well above market levels Strong financial performance, cash flow and balance sheet We will pursue uplisting to a national securities exchange later this year OTC: ADAT Summary The Aeon combination with Authentidate creates an innovative, high-growth healthcare company that enables personalized medicine

Investor Highlights

AEON GLOBAL HEALTH

Aeon Global Health is an innovative, high-growth healthcare company that enables personalized medicine.

- Main offerings include genetic testing, toxicology testing and tele-health technology products
- Well positioned to secure a meaningful portion of a $60B annual market, growing at 6.2%*
- Outpacing peers with 15+% top-line growth and 30%+ EBITDA margins
- Market Cap: $24.1M
- FY 2014 Revenue: $24.1M; 9M 2015 Revenue: $21.6M
- Sell via a direct and indirect sales force
- Strong financial performance, cash flow and balance sheet
- January 27, 2016 – completed reverse merger to go public into Authentidate Holding Corporation (ADAT), benefits include ~$162M of NOLs
- In the process of rebranding the public company as Aeon Global Health

** Washington G-2 Report*

OTC: ADAT 13